Exhibit 99

                 CHORUS COMMUNICATIONS GROUP, LTD.
                       STOCK INCENTIVE PLAN

1. PURPOSE

   The purpose of the Chorus Communications Group, Ltd. Stock Incentive Plan is to provide incentives and rewards for Employees of the Company and its Subsidiaries (i) to support the execution of the Company's business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees with those of the Company's stockholders.

2. DEFINITIONS

   (a) "Award" includes, without limitation, stock options , performance share awards, dividend or equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Company's Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

   (b) "Award Summary" means a written summary setting forth the terms and conditions of each Award made under this Plan.

   (c) "Board" means the Board of Directors of the Company.

   (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan, provided that the Committee shall be composed solely of two or more Non-Employee Directors within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

   (f) "Common Stock" means the Common Stock of the Company.

   (g)  "Company"  means  Chorus   Communications  Group,  Ltd.,  a
Wisconsin corporation.

   (h) "Employee" means an employee of Chorus Communications Group, Ltd. or a Subsidiary.

   (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (j) "Fair Market Value" means the average of the highest and the lowest quoted selling price on the Over the Counter Bulletin Board on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that the
Committee may specify some other definition of Fair Market Value with respect to any particular Award.

   (k) "Participant" means an Employee who has been granted an Award under the Plan.

   (1) "Plan" means this Chorus  Communications  Group,  Ltd. Stock
Incentive Plan.

   (m) "Plan Year" means a twelve-month period beginning with January 1 of each year.

   (n) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3. ELIGIBILITY

   Any Employee selected by the Committee is eligible to receive an Award.

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4. PLAN ADMINISTRATION

   (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in the Plan and, except as otherwise required by law or this Plan, the form of Award Summaries and the grant terms of Awards, including vesting schedules, price, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate.

   (b)  The  Committee   shall  have  authority  to  interpret  and
construe the provisions of the Plan and the Award Summaries and make determinations pursuant to any Plan provision or Award Summary which shall be final and binding on all persons. No member  of  the  Committee  shall  be  liable  for  any  action  or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation, as it may be amended from time to time.

   (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act.

   (d) The Committee shall have the authority at any time prior to a Change of Control (as defined in Section 12(b)) to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

5. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

   (a) The stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section 10, the total number of shares of Common Stock available for grants of Awards shall not exceed 500,000.

   (b) The exercise of an option will reduce the number of shares subject to the tandem stock appreciation right or option to the extent of such exercise. In addition, any shares ceasing to be subject to the related option or right because of such reduction shall not increase the number of shares of Common Stock available for future Awards granted under the Plan. The grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash, and shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised, will not reduce the number of shares available for Awards granted under the Plan.

6. AWARDS UNDER THIS PLAN

   As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

       (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award. The maximum number of Stock Options that can be granted to any one individual in any five year period is 100,000.

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        (b)  Restricted  And  Performance  Shares.  A  transfer  of
   Common Stock to a Participant,  subject to such  restrictions on
   transfer  or  other  incidents  of  ownership,   or  subject  to
   specified performance standards, for such periods of time as the Committee may determine.

        (c) Dividend Or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

       (d) Stock Award. An unrestricted transfer of ownership of Common Stock which may only be made to Employees other than Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act.

       (e) Other Stock-Based Awards. Other Common Stock-based Awards that are related to or serve a similar function to those Awards set forth in this Section 6.

   In addition to granting Awards for purposes of incentive compensation, Awards may also be made in tandem with or in lieu of current or deferred Employee compensation.

7. AWARD SUMMARIES

   Each Award under the Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant shall constitute an agreement, subject to Section 4(d) and Section 9 hereof, between the Company and the Participant as to the terms and conditions of the Award.

8. OTHER TERMS AND CONDITIONS

   (a) Assignability. No Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian, legal representative or assignee pursuant to a qualified domestic relations order.

   (b) Termination Of Employment. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment.

   (c) Rights As A Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

   (d) No Obligation To Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

   (e) Payments By Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

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   (f)   Withholding.   Except  as   otherwise   provided   by  the
Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and
(ii) in the case of payments of Awards -in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment. The Committee may provide for shares of Common Stock to be withheld for tax withholding purposes in excess of the required minimum amount but not in excess of a Participant's maximum marginal tax rate.

   (g) Restrictions On Sale and Exercise. With respect to Employees who are officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant until at least six months after the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the exercise or conversion of a "derivative security") may not be sold for at least six months after acquisition, provided that, in the case of a derivative security, six months shall have elapsed from the date of acquisition to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

9. AMENDMENTS

   The Board may alter, amend, suspend or discontinue the Plan or at any time prior to a Change of Control (as defined in Section 12(b)), and the Committee may alter or amend any or all Award Summaries granted under the Plan to the extent permitted by law. Any such action of the Board may be taken without the approval of the Company's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 of the Securities and Exchange Commission.

10. RECAPITALIZATION

   The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

11. NO RIGHT TO EMPLOYMENT

   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Further, the Company and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as provided herein or in any Award Summary issued hereunder.

12. CHANGE OF CONTROL

   (a) Notwithstanding anything contained in this Plan or any Award Summary to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

       (i) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Summary;

       (ii) performance shares or performance units shall be paid entirely in cash;

       (iii) upon exercise of a stock option or an incentive stock option (collectively an "Option") during the 60-day period from and after the date of a Change of Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of
   Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of the Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the date of grant of an Option held by a Participant who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), such Option shall be cancelled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 12(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control set forth in Section 12(b), the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D by the person having made the acquisition);

       (iv) if a Participant's employment terminates for any reason other than retirement or death following a Change of Control, any Options held by the Participant may be exercised by the Participant until the earlier of three months after such termination of employment or the expiration date of such Options; and

       (v) all Awards become non-cancellable.

(b) "Change in Control" means the occurrence as of the first day that any one or more of the following conditions shall have been satisfied, including, but not limited to, signing of documents by all parties and approval by all regulatory agencies, if required:

(1) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

(2) During any two consecutive years, after execution of this Agreement, individuals who at the beginning of the two-year period constitute the Board, cease for any reason to constitute a majority of the Board; however, a Change in Control shall not occur pursuant to this provision if a new Director is approved by a vote of at least two-thirds of the Directors serving on the Board and these Directors either were Directors at the beginning of the two-year period or whose election or nomination for election was so approved; or

(3) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement of the sale or disposition of all or substantially all the Company's assets; or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after or within one-year following such merger, consolidation, or reorganization.

13. GOVERNING LAW

   To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the law of the State of Wisconsin.

14. SAVINGS CLAUSE

   This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

15. EFFECTIVE DATE AND TERM

The effective date of this Plan is January 1, 2000, subject to its approval by the stockholders of the Company at the annual meeting to be held on April 26, 2000, or any adjournment thereof. The Plan shall remain in effect until terminated by the Board.